Exhibit 10.49

LOAN EXTENSION AND MODIFICATION AGREEMENT

This Loan Extension and Modification Agreement (the “Agreement”) is dated as of this 28th day of March, 2022, by and between Avalon GloboCare Corp., a Delaware corporation (the “Company”) and Daniel Lu (“Holder”).

Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Promissory Note in the principal amount of $1,000,000 issued March 18, 2019 by the Company to the Holder (the “Promissory Note”).

WITNESSETH:

WHEREAS, the Company obtained a loan from Holder in the principal amount of $1,000,000 (the “Loan”);

WHEREAS, the Loan is evidenced by the Promissory Note.

WHEREAS, under the Promissory Note, the Maturity Date is March 19, 2022 (the “Original Maturity Date”). Upon the Original Maturity Date, all outstanding principal and any accrued and unpaid interest becomes due and owing under such Promissory Note and is to be immediately paid by the Company to Holder;

WHEREAS, the Company seeks Holder’s consent to modify and extend the Original Maturity Date to the date specified hereinafter.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and Holder agree as follows:

1. Extension. Effective March 18, 2022, the Promissory Note is amended to extend the Original Maturity Date from March 19, 2022 to March 19, 2024.

2. No Defaults. The Company and the Holder, by execution of this Agreement, hereby represents and warrants that as of the date hereof, no Event of Default exists or is continuing with respect to the Promissory Note.

3. Loan Extension Agreement. It is the intention and understanding of the parties hereto that this Agreement shall act as an extension of the Promissory Note and that this Agreement shall not act as a novation of such note.

4. Except as specifically amended hereby, the parties hereto acknowledge and confirm that the Promissory Note remain in full force and effect and enforceable in accordance with their terms.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

Dated: March 28, 2022 (effective March 18, 2022)

Avalon GloboCare Corp.

/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer

/s/ Daniel Lu
Daniel Lu